Exhibit 99.1

November 21, 2002

Lake Area Corn Processors, LLC

Disbursement

Enclosed please find a check representing a value-added payment, or distribution, to all our members.  This disbursement was calculated at $.07 per capital unit; total disbursement for this distribution to members of record on September 1, 2003 was $2,073,400.00.  To date, original members have received approximately 79% of their initial investment!  We certainly want to thank you for your confidence and investment in Lake Area Corn Processors, LLC.  If you have any suggestions or comments, please do not hesitate to contact us.